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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in these Registration Statements Nos. 33-91320 and 33-91326 of Bellwether Exploration Company on Form S-8 of our report dated September 6, 1996, appearing in this Annual Report on Form 10-K of Bellwether Exploration Company for the year ended June 30, 1996.


/S/ DELOITTE & TOUCHE LLP


Houston, Texas
September 23, 1996